Exhibit 99.1

Horizon Therapeutics plc Reports Strong Third-Quarter 2019 Results

— Third-Quarter 2019 Net Sales of $335.5 Million Increased 3 Percent;

Third-Quarter 2019 GAAP Net Income of $18.2 Million; Adjusted EBITDA of $130.4 Million —

— Record Quarterly Orphan and Rheumatology Segment Net Sales of $250.4 Million, an Increase

of 14 Percent; Segment Represents Approximately 75 Percent of Total Company Net Sales;

KRYSTEXXA® Third-Quarter 2019 Net Sales of $99.6 Million Increased 42 Percent —

— Maintaining Full-Year 2019 Net Sales Guidance Range of $1.28 to $1.30 Billion;

Raising Midpoint of Full-Year 2019 Adjusted EBITDA Guidance; Range is Now

$465 Million to $475 Million;

KRYSTEXXA Full-Year 2019 Net Sales Growth Expected to Be Greater Than 25 Percent —

— Granted U.S. FDA Priority Review of Teprotumumab with March 8, 2020, PDUFA Date —

— Initiated PROTECT Trial Evaluating KRYSTEXXA to Improve Management of

Uncontrolled Gout for Adults with a Kidney Transplant —

— Presented Phase 3 Teprotumumab Secondary Endpoint Data Demonstrating Significantly Reduced

Double Vision and Improved Quality of Life for Active Thyroid Eye Disease (TED) Patients —

— Cash Position of $884 Million; Net Leverage of 1.1 Times as of Sept. 30, 2019 —

DUBLIN – Nov. 6, 2019 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced its third-quarter 2019 financial results and raised the midpoint of its full-year 2019 adjusted EBITDA guidance.

“Our third-quarter performance underscores the strength of our commercial and R&D organizations,” said Timothy Walbert, chairman, president and chief executive officer, Horizon. “We generated record quarterly net sales in our orphan and rheumatology segment – including a record quarter for net sales of KRYSTEXXA, our medicine for uncontrolled gout – and the U.S. FDA also granted Priority Review of our BLA for teprotumumab, our biologic candidate for the treatment of active thyroid eye disease. We made great progress on all fronts during the quarter, including our market education activities related to teprotumumab, and remain excited about the prospect of being able to address the significant unmet need for patients living with active thyroid eye disease.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 19	Q3 18	% Change	YTD 19	YTD 18	% Change
Net sales	$335.5	$325.3	3	$936.5	$852.0	10
Net income (loss)	18.2	33.4	(45)	(19.7)	(140.0)	86
Non-GAAP net income	124.1	112.6	10	273.6	197.9	38
Adjusted EBITDA	130.4	149.9	(13)	342.9	300.3	14
Earnings (Loss) per share - diluted	0.09	0.19	(53)	(0.11)	(0.84)	87
Non-GAAP earnings per share - diluted	0.64	0.65	(2)	1.44	1.16	24

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Third-Quarter and Recent Company Highlights

•

Granted Priority Review of Teprotumumab BLA: In September, the Company announced the U.S. Food and Drug Administration (FDA) accepted the Biologics License Application (BLA) for its investigational medicine teprotumumab for the treatment of active TED and granted it Priority Review designation, with a March 8, 2020, Prescription Drug User Fee Act (PDUFA) date. If approved, teprotumumab would be the first and only approved treatment for active TED.

•

Presented Additional Teprotumumab Phase 3 Data: The Company recently presented additional data from the Phase 3 OPTIC confirmatory clinical trial showing that teprotumumab provided significant benefit on several devastating effects of active TED compared with placebo, including diplopia (double vision), quality of life (QoL) and clinical activity score (CAS). At Week 24, 68 percent of teprotumumab patients had a change from baseline of at least 1 grade in diplopia, compared to 29 percent of placebo patients (p=0.001). On the Graves’ Ophthalmopathy Quality of Life (GO-QoL) scale, a change of 6 points is considered clinically significant, and teprotumumab patients had a mean change of 13.79 compared to 4.43 for placebo patients (p<0.001). At Week 24, 59 percent of teprotumumab patients achieved a CAS value of 0 or 1 compared to 21 percent of placebo patients (p<0.001). These data were presented during the American Society of Ophthalmic Plastic and Reconstructive Surgery (ASOPRS) 50th Anniversary 2019 Fall Scientific Symposium in San Francisco, and build upon data presented earlier in the year that demonstrated the significant benefit of teprotumumab on proptosis.

•

Announced Teprotumumab Expanded Access Program (EAP): In August, the Company announced an EAP for teprotumumab while the FDA reviews the BLA. The EAP provides access to teprotumumab for patients with active TED who meet protocol criteria, who may have otherwise progressed to the inactive stage of the debilitating disease before the BLA review process is completed.

•

Initiated PROTECT Trial Evaluating KRYSTEXXA to Improve Management of Uncontrolled Gout for Adults with a Kidney Transplant: In October, the Company initiated its open-label PROTECT clinical trial evaluating the use of KRYSTEXXA in adults with uncontrolled gout who have undergone a kidney transplant. The objective of the trial is to demonstrate that KRYSTEXXA provides effective disease control without burdening the kidneys. The randomized multicenter open-label trial is expected to enroll 20 adults with uncontrolled gout who have received a kidney transplant.

•

Further Improved the Company’s Capital Structure: In July, the Company issued $600 million of 5.5 percent Senior Notes due 2027 and used the proceeds together with cash on hand to repay $625 million of its outstanding debt. These actions reduced interest expense and extended the maturity of the debt, furthering the Company’s strategy to improve its capital structure. The Company has reduced its gross debt by $575 million in the year-to-date period ended Sept. 30, 2019.

•

Intellectual Property Update: In October, the Federal Circuit Court of Appeals issued a decision in favor of the Company regarding an appeal of the 2017 decision by the United States District Court for the District of New Jersey upholding the validity of a PENNSAID® 2% patent that expires in 2027.

Horizon Therapeutics plc	2

•

Gender and Ethnicity Pay Equity Demonstrated; Received Best Medium Workplace Award: A recent study conducted by Aon, a leading compensation consulting firm, showed that Horizon demonstrates both gender and ethnicity pay equity, ranking in the top five of the roughly 100 companies Aon has studied in this regard, and in line with the value the Company places on diversity. In addition, the Company was selected to FORTUNE Magazine’s 2019 “Best Medium Workplaces” list for the fourth consecutive year, ranking eighth out of 100 other medium sized companies.

•

Appointed Sue Mahony to the Board of Directors: In August, the Company appointed Sue Mahony, Ph.D., MBA, to its board of directors. Dr. Mahony brings more than 30 years of diverse industry experience to the board, including an 18-year tenure at Eli Lilly and Company, where she served in a variety of global and domestic leadership roles of increasing responsibility, including helping oversee the development of an innovative pipeline. Before Lilly, Dr. Mahony spent five years at Bristol-Myers Squibb Company.

•

Named Andy Pasternak Executive Vice President, Chief Business Officer: In August, the Company named Andy Pasternak executive vice president, chief business officer, effective Nov. 1. Pasternak leads business development, mergers and acquisitions, corporate strategy, commercial development and portfolio management.

Research and Development Programs

Orphan Disease Candidate and Program:

•

Teprotumumab: Teprotumumab is a fully human monoclonal antibody insulin-like growth factor-1 receptor (IGF-1R) inhibitor candidate for the treatment of active TED. TED is a serious, progressive, vision-threatening autoimmune disease in which the muscles and fatty tissue behind the eye become inflamed and expand, which can lead to proptosis (eye bulging) and diplopia (double vision) and impact activities of daily living and quality of life. The development program for teprotumumab in TED includes positive results from the confirmatory Phase 3 OPTIC clinical trial, announced in February 2019, as well as positive Phase 2 results published in The New England Journal of Medicine in May 2017. The OPTIC study met its primary endpoint of a ≥2 mm reduction in proptosis (p<0.001), the main cause of morbidity in TED, with 82.9 percent of patients treated with teprotumumab demonstrating a significant improvement in proptosis compared to 9.5 percent of placebo patients. In addition, all secondary endpoints were met (p≤0.001), and the safety profile was consistent with the Phase 2 study.

Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA MIRROR Immunomodulation Trial: The Company is evaluating the use of methotrexate to increase the response rate with KRYSTEXXA. This evaluation was initiated through the small open-label MIRROR pilot study, followed by the larger MIRROR registrational clinical trial. Methotrexate is the immunomodulator most used by rheumatologists, and has been shown to reduce anti-drug antibody formation to biologic therapies when used in conjunction with these therapies. The MIRROR registrational trial commenced in June.

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•

KRYSTEXXA PROTECT Trial in Kidney Transplant Patients with Uncontrolled Gout: In October, the Company initiated PROTECT, its clinical trial evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high serum uric acid levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

Next-generation Programs for Uncontrolled Gout: The Company is pursuing early-stage development programs for next-generation biologics for uncontrolled gout to support and sustain the Company’s market leadership in this area. These include HZN-003 and HZN-007, as well as a collaboration with HemoShear Therapeutics, LLC (HemoShear) to discover new targets for gout.

Third-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Third-quarter 2019 net sales were $335.5 million, an increase of 3 percent.

•

Gross Profit: Under U.S. GAAP, the third-quarter 2019 gross profit ratio was 73.2 percent compared to 72.0 percent in the third quarter of 2018. The non-GAAP gross profit ratio in the third quarter of 2019 was 90.7 percent compared to 91.2 percent in the third quarter of 2018.

•

Operating Expenses: Research and development (R&D) expenses were 7.3 percent of net sales and selling, general and administrative (SG&A) expenses were 51.4 percent of net sales. Non-GAAP R&D expenses were 5.8 percent of net sales, and non-GAAP SG&A expenses were 46.2 percent of net sales.

•	Income Tax Rate: In the third quarter of 2019, the income tax rates on a GAAP and non-GAAP basis were 247.9 percent and negative 7.5 percent, respectively.

•	Net Income: On a GAAP basis in the third quarter of 2019, net income was $18.2 million. Third-quarter 2019 non-GAAP net income was $124.1 million.

•	Adjusted EBITDA: Third-quarter 2019 adjusted EBITDA was $130.4 million.

•

Earnings per Share: On a GAAP basis, diluted earnings per share in the third quarter of 2019 and 2018 were $0.09 and $0.19, respectively. Non-GAAP diluted earnings per share in the third quarter of 2019 and 2018 were $0.64 and $0.65, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the third quarter of 2019 were 194.2 million.

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Third-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

(in millions except for percentages)	Q3 19	Q3 18	% Change	YTD 19	YTD 18	% Change
KRYSTEXXA	99.6	70.2	42	231.6	175.6	32
RAVICTI®(1)	60.0	60.4	(1)	160.3	166.5	(4)
PROCYSBI®	40.4	41.4	(2)	121.1	114.7	6
ACTIMMUNE®	27.9	25.8	8	78.9	78.1	1
RAYOS®	19.3	17.2	13	59.1	41.3	43
BUPHENYL®(1)	3.0	4.4	(30)	8.2	15.3	(47)
QUINSAIRTM	0.2	0.1	67	0.6	0.3	59
LODOTRA®(1)	—	0.4	NM	—	2.0	NM

Orphan and Rheumatology Net Sales	$250.4	$219.9	14	$659.8	$593.8	11

Orphan and Rheumatology Segment Operating Income	$89.8	$91.5	(2)	$211.0	$205.3	3

(1)

Beginning in 2019, the Company no longer recognizes revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, nor from sales of LODOTRA. On Dec. 28, 2018, the Company divested the rights to RAVICTI and AMMONAPS outside of North America and Japan. AMMONAPS is known as BUPHENYL in the United States. In addition, effective Jan. 1, 2019, the RAYOS and LODOTRA license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc. LODOTRA is known as RAYOS in the United States.

•

Third-quarter 2019 net sales of the orphan and rheumatology segment, the Company’s strategic growth segment, were $250.4 million, an increase of 14 percent over the prior year’s quarter, driven by growth of KRYSTEXXA, ACTIMMUNE and RAYOS. The orphan and rheumatology segment represents approximately 75 percent of total Company net sales.

•	Third-quarter 2019 orphan and rheumatology segment operating income was $89.8 million, which includes the impact of investment in teprotumumab pre-launch activities.

Inflammation Segment

(in millions except for percentages)	Q3 19	Q3 18	% Change	YTD 19	YTD 18	% Change
PENNSAID 2%	42.1	51.5	(18)	143.7	125.9	14
DUEXIS®	29.9	34.2	(13)	89.4	80.6	11
VIMOVO®	13.1	18.6	(30)	41.8	48.9	(15)
MIGERGOT®(1)	—	1.1	NM	1.8	2.8	(34)

Inflammation Net Sales	$85.1	$105.4	(19)	$276.7	$258.2	7

Inflammation Segment Operating Income	$39.6	$58.0	(32)	$130.8	$94.3	39

(1)	In June 2019, the Company divested the rights to MIGERGOT.

•	Third-quarter 2019 net sales of the inflammation segment were $85.1 million and segment operating income was $39.6 million.

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Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the third quarter of 2019, operating cash flow was $87.5 million. Non-GAAP operating cash flow was $96.5 million.

•	The Company had cash and cash equivalents of $884.0 million as of Sept. 30, 2019.

•	In July, the Company issued $600 million of 5.5 percent Senior Notes due 2027 and used the proceeds along with cash on hand to repay $625 million of its outstanding debt.

As of Sept. 30, 2019, the total principal amount of debt outstanding was $1.418 billion, consisting of $418 million in senior secured term loans due 2026, $600 million of Senior Notes due 2027 and $400 million of Exchangeable Senior Notes due 2022. As of Sept. 30, 2019, net debt was $534.1 million and net-debt-to-last-12-months adjusted EBITDA leverage ratio was 1.1 times, compared to 2.9 times at Sept. 30, 2018.

2019 Guidance

The Company continues to expect full-year 2019 net sales to range between $1.28 billion and $1.30 billion. The Company now expects full-year 2019 adjusted EBITDA to range between $465 million and $475 million, versus the previous guidance range of $460 million to $475 million.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

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About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com, follow us @HorizonNews on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow, net leverage ratio and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2019 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2019 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2019 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; expected impact of refinancing transactions; expected timing of clinical trials and regulatory submissions and decisions, including related to the BLA for teprotumumab; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

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Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$335,466	$325,311	$936,484	$852,027
Cost of goods sold	89,949	91,077	267,254	292,702

Gross profit	245,517	234,234	669,230	559,325

OPERATING EXPENSES:
Research and development	24,572	21,169	74,611	63,079
Selling, general and administrative	172,326	161,585	511,720	517,858
(Gain)/Loss on sale of assets	—	(12,303)	10,963	(12,303)
Impairment of long-lived assets	—	1,603	—	35,249

Total operating expenses	196,898	172,054	597,294	603,883

Operating income (loss)	48,619	62,180	71,936	(44,558)

OTHER EXPENSE, NET:
Interest expense, net	(20,428)	(30,437)	(69,991)	(91,921)
Loss on debt extinguishment	(41,371)	—	(58,835)	—
Foreign exchange (loss) gain	(40)	35	(25)	(81)
Other income (expense), net	890	337	(193)	834

Total other expense, net	(60,949)	(30,065)	(129,044)	(91,168)

(Loss) Income before (benefit) expense for income taxes	(12,330)	32,115	(57,108)	(135,726)
(Benefit) expense for income taxes	(30,564)	(1,266)	(37,359)	4,301

Net income (loss)	$18,234	$33,381	$(19,749)	$(140,027)

Earnings (Loss) per ordinary share - basic	$0.10	$0.20	$(0.11)	$(0.84)

Weighted average ordinary shares outstanding - basic	186,470,141	167,047,104	181,949,838	166,018,603

Earnings (Loss) per ordinary share - diluted	$0.09	$0.19	$(0.11)	$(0.84)

Weighted average ordinary shares outstanding - diluted	194,171,967	172,485,757	181,949,838	166,018,603

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Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$883,964	$958,712
Restricted cash	3,746	3,405
Accounts receivable, net	396,626	464,730
Inventories, net	58,505	50,751
Prepaid expenses and other current assets	135,963	68,218

Total current assets	1,478,804	1,545,816

Property and equipment, net	26,202	20,101
Developed technology, net	1,756,493	1,945,639
Other intangible assets, net	4,024	4,630
Goodwill	413,669	413,669
Deferred tax assets, net	45	3,148
Other assets	42,185	8,959

Total assets	$3,721,422	$3,941,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,906	$30,284
Accrued expenses	204,164	215,739
Accrued trade discounts and rebates	404,544	457,763
Deferred revenues, current portion	—	4,901

Total current liabilities	635,614	708,687

LONG-TERM LIABILITIES:
Exchangeable notes, net	346,541	332,199
Long-term debt, net	1,000,819	1,564,485
Deferred tax liabilities, net	112,968	107,768
Other long-term liabilities	69,907	38,717

Total long-term liabilities	1,530,235	2,043,169

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 and 300,000,000 shares authorized at September 30, 2019 and December 31, 2018, respectively; 187,174,795 and 169,244,520 shares issued at September 30, 2019 and December 31, 2018, respectively, and 186,790,429 and 168,860,154 shares outstanding at September 30, 2019 and December 31, 2018, respectively	19	17
Treasury stock, 384,366 ordinary shares at September 30, 2019 and December 31, 2018	(4,585)	(4,585)
Additional paid-in capital	2,761,068	2,374,966
Accumulated other comprehensive loss	(2,475)	(1,523)
Accumulated deficit	(1,198,454)	(1,178,769)

Total shareholders’ equity	1,555,573	1,190,106

Total liabilities and shareholders’ equity	$3,721,422	$3,941,962

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Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,234	$33,381	$(19,749)	$(140,027)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	59,319	62,668	177,336	187,135
Equity-settled share-based compensation	18,151	28,428	67,066	86,981
Impairment of long-lived assets	—	1,603	—	35,249
Loss on debt extinguishment	41,371	—	58,835	—
Amortization of debt discount and deferred financing costs	5,447	5,694	17,069	16,879
(Gain)/Loss on sale of assets	—	(12,303)	10,963	(12,303)
Deferred income taxes	9,559	3,398	8,302	1,645
Foreign exchange and other adjustments	77	(219)	572	243
Changes in operating assets and liabilities:
Accounts receivable	(1,625)	12,318	68,162	14,060
Inventories	(7,500)	(3,647)	(8,004)	7,902
Prepaid expenses and other current assets	(54,358)	(13,788)	(72,055)	(35,526)
Accounts payable	(14,892)	33,711	(3,338)	30,119
Accrued trade discounts and rebates	5,910	(90,026)	(53,241)	(142,164)
Accrued expenses	17,481	21,926	(10,591)	35,581
Deferred revenues	(7,311)	1,130	(4,901)	1,462
Other non-current assets and liabilities	(2,347)	586	(1,474)	(1,401)

Net cash provided by operating activities	87,516	84,860	234,952	85,835

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment related to license agreement	—	—	—	(12,000)
Proceeds from sale of assets	—	9,424	6,000	9,424
Purchases of property and equipment	(4,467)	(120)	(11,325)	(881)

Net cash (used in) provided by investing activities	(4,467)	9,304	(5,325)	(3,457)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of senior notes	590,057	—	590,057	—
Repayment of senior notes	(556,138)	—	(814,420)	—
Net proceeds from the issuance of ordinary shares	—	—	326,793	—
Repayment of term loans	(100,155)	—	(918,181)	(27,723)
Net proceeds from term loans	—	—	517,378	—
Contingent consideration proceeds from divestiture	3,297	—	3,297	—
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	3	(23)	5,468	4,711
Proceeds from the issuance of ordinary shares in connection with stock option exercises	4,207	6,081	16,236	9,753
Payment of employee withholding taxes relating to share-based awards	(5,086)	(3,697)	(29,460)	(12,882)

Net cash (used in) provided by financing activities	(63,815)	2,361	(302,832)	(26,141)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1,260)	316	(1,202)	(688)

Net increase (decrease) in cash, cash equivalents and restricted cash	17,974	96,841	(74,407)	55,549
Cash, cash equivalents and restricted cash, beginning of the period(1)	869,736	716,605	962,117	757,897

Cash, cash equivalents and restricted cash, end of the period(1)	$887,710	$813,446	$887,710	$813,446

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc	11

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss)	$18,234	$33,381	$(19,749)	$(140,027)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	67	302	2,613	6,179
Restructuring and realignment costs	—	4,582	33	14,815
Amortization and step-up:
Intangible amortization expense	57,662	61,144	172,762	182,508
Inventory step-up expense	—	83	90	17,212
Amortization of debt discount and deferred financing costs	5,447	5,694	17,069	16,880
Impairment of long-lived assets	—	1,603	—	35,249
(Gain)/Loss on sale of assets	—	(12,303)	10,963	(12,303)
Share-based compensation	18,151	28,428	67,066	86,981
Depreciation	1,658	1,523	4,574	4,627
Litigation settlements	—	1,500	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	3,073	(100)	9,073	(10)
Fees related to refinancing activities	262	40	1,437	82
Loss on debt extinguishment	41,371	—	58,835	—
Drug substance harmonization costs	80	301	394	1,579
Charges relating to discontinuation of Friedreich’s ataxia program	—	254	1,221	1,476

Total of pre-tax non-GAAP adjustments	127,771	93,051	347,130	361,025
Income tax effect of pre-tax non-GAAP adjustments	(21,919)	(13,865)	(52,291)	12,774
Other non-GAAP income tax adjustments	—	—	(1,452)	(35,893)

Total of non-GAAP adjustments	105,852	79,186	293,387	337,906

Non-GAAP Net Income	$124,086	$112,567	$273,638	$197,879

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	186,470,141	167,047,104	181,949,838	166,018,603

Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.10	$0.20	$(0.11)	$(0.84)
Non-GAAP adjustments	0.57	0.47	1.61	2.03

Non-GAAP earnings per share - Basic	$0.67	$0.67	$1.50	$1.19

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	186,470,141	167,047,104	181,949,838	166,018,603
Ordinary share equivalents	7,701,826	5,438,653	7,747,931	4,621,407

Weighted average shares - Diluted	194,171,967	172,485,757	189,697,769	170,640,010

Non-GAAP Earnings Per Share - Diluted
GAAP earnings (loss) per share - Diluted	$0.09	$0.19	$(0.11)	$(0.84)
Non-GAAP adjustments	0.55	0.46	1.61	2.03
Diluted earnings per share effect of ordinary share equivalents	—	—	(0.06)	(0.03)

Non-GAAP earnings per share - Diluted	$0.64	$0.65	$1.44	$1.16

Horizon Therapeutics plc	12

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss)	$18,234	$33,381	$(19,749)	$(140,027)
Depreciation	1,658	1,523	4,574	4,627
Amortization and step-up:
Intangible amortization expense	57,662	61,144	172,762	182,508
Inventory step-up expense	—	83	90	17,212
Interest expense, net (including amortization of debt discount and deferred financing costs)	20,428	30,437	69,991	91,921
(Benefit) expense for income taxes	(30,564)	(1,266)	(37,359)	4,301

EBITDA	$67,418	$125,302	$190,309	$160,542

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	67	302	2,613	6,179
Restructuring and realignment costs	—	4,582	33	14,815
Impairment of long-lived assets	—	1,603	—	35,249
(Gain)/Loss on sale of assets	—	(12,303)	10,963	(12,303)
Share-based compensation	18,151	28,428	67,066	86,981
Litigation settlements	—	1,500	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	3,073	(100)	9,073	(10)
Fees related to refinancing activities	262	40	1,437	82
Loss on debt extinguishment	41,371	—	58,835	—
Drug substance harmonization costs	80	301	394	1,579
Charges relating to discontinuation of Friedreich’s ataxia program	—	254	1,221	1,476

Total of other non-GAAP adjustments	63,004	24,607	152,635	139,798

Adjusted EBITDA	$130,422	$149,909	$342,944	$300,340

Horizon Therapeutics plc	13

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited) – 2018

(in thousands)

Twelve Months Ended December 31,
2018
GAAP net loss	$(38,380)
Depreciation	6,126
Amortization and step-up:
Intangible amortization expense	243,634
Inventory step-up expense	17,312
Interest expense, net (including amortization of debt discount and deferred financing costs)	121,692
Benefit for income taxes	(44,752)

EBITDA	$305,632

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	4,396
Restructuring and realignment costs	15,350
Share-based compensation	114,860
Impairment of long-lived assets	46,096
Litigation settlements	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	(10)
Fees related to refinancing activities	937
Drug substance harmonization costs	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(1,464)
Gain on sale of assets	(42,985)

Total of other non-GAAP adjustments	145,785

Adjusted EBITDA	$451,417

Horizon Therapeutics plc	14

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating income (loss)	$48,619	$62,180	$71,936	$(44,558)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	(44)	186	1,231	6,035
Restructuring and realignment costs	—	4,582	33	14,815
Amortization and step-up:
Intangible amortization expense	57,662	61,144	172,762	182,508
Inventory step-up expense	—	83	90	17,212
Impairment of long-lived assets	—	1,603	—	35,249
(Gain)/Loss on sale of assets	—	(12,303)	10,963	(12,303)
Share-based compensation	18,151	28,428	67,066	86,981
Depreciation	1,658	1,523	4,574	4,627
Litigation settlements	—	1,500	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	3,073	—	9,073	90
Fees related to refinancing activities	262	40	1,437	82
Drug substance harmonization costs	80	301	394	1,579
Charges relating to discontinuation of Friedreich’s ataxia program	—	254	1,221	1,476

Total of non-GAAP adjustments	80,842	87,341	269,844	344,101

Non-GAAP operating income	$129,461	$149,521	$341,780	$299,543

Orphan and Rheumatology segment operating income	89,823	91,537	211,003	205,249
Inflammation segment operating income	39,638	57,984	130,777	94,294

Total segment operating income	$129,461	$149,521	$341,780	$299,543
Foreign exchange (loss)/gain	(40)	35	(25)	(81)
Other income, net	1,001	353	1,189	878

Adjusted EBITDA	$130,422	$149,909	$342,944	$300,340

Horizon Therapeutics plc	15

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP Gross Profit:
GAAP gross profit	$245,517	$234,234	$669,230	$559,325
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	(239)	1,114	(171)
Intangible amortization expense	57,458	60,940	172,156	181,902
Inventory step-up expense	—	83	90	17,212
Share-based compensation	901	874	2,891	2,767
Depreciation	158	176	475	529
Drug substance harmonization costs	80	301	394	1,579
Charges relating to discontinuation of Friedreich’s ataxia program	—	254	1,221	1,389

Total of Non-GAAP adjustments	58,597	62,389	178,341	205,207

Non-GAAP gross profit	$304,114	$296,623	$847,571	$764,532

GAAP gross profit %	73.2%	72.0%	71.5%	65.6%
Non-GAAP gross profit %	90.7%	91.2%	90.5%	89.7%

GAAP cash provided by operating activities	$87,516	$84,860	$234,952	$85,835
Cash payments for acquisition/divestiture-related costs	88	2,299	583	7,854
Cash payments for restructuring and realignment costs	382	4,357	3,264	9,034
Cash payments for litigation settlements	1,000	4,250	1,000	5,750
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	7,073	(100)	9,073	175
Cash payments drug substance harmonization costs	313	(16)	985	5,943
Cash payments for discontinuation of Friedreich’s ataxia program	—	(108)	2,589	3,399
Cash payments relating to refinancing activities	112	26	1,918	57

Non-GAAP operating cash flow	$96,484	$95,568	$254,364	$118,047

Horizon Therapeutics plc	16

Horizon Therapeutics plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	September 30, 2019	December 31, 2018	September 30, 2018
Long-term debt, net of current	$1,000,819	$1,564,485	$1,563,239
Exchangeable notes, net	346,541	332,199	327,573

Total Debt	1,347,360	1,896,684	1,890,812
Debt discount	65,234	87,038	92,473
Deferred financing fees	5,432	9,304	9,741

Total Principal Amount of Debt	1,418,026	1,993,026	1,993,026
Less: cash and cash equivalents	883,964	958,712	807,047

Net Debt	$534,062	$1,034,314	$1,185,979

Horizon Therapeutics plc	17

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q3 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(12.3)	$(30.6)	247.9%	$18.2	$0.09
Non-GAAP adjustments	127.8	21.9		105.9

Non-GAAP	$115.5	$(8.7)	(7.5)%	$124.1	$0.64

	Q3 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$32.1	$(1.3)	(3.9)%	$33.4	$0.19
Non-GAAP adjustments	93.1	13.9		79.2

Non-GAAP	$125.2	$12.6	10.1%	$112.6	$0.65

	YTD 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(57.1)	$(37.4)	65.4%	$(19.7)	$(0.11)
Non-GAAP adjustments	347.1	53.7		293.4

Non-GAAP	$290.0	$16.3	5.6%	$273.7	$1.44

	YTD 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(135.7)	$4.3	(3.2)%	$(140.0)	$(0.84)
Non-GAAP adjustments	361.0	23.1		337.9

Non-GAAP	$225.3	$27.4	12.2%	$197.9	$1.16

Horizon Therapeutics plc	18

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$(89,949)	$(24,572)	$(172,326)	$(41,371)	$(20,428)	$890	$30,564
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	—	(44)	—	—	111	—
Amortization and step-up:
Intangible amortization expense(3)	57,458	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	5,447	—	—
Share-based compensation(8)	901	1,953	15,297	—	—	—	—
Depreciation(9)	158	—	1,500	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	3,073	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	262	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	41,371	—	—	—
Drug substance harmonization costs(14)	80	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	(21,919)

Total of non-GAAP adjustments	58,597	5,026	17,219	41,371	5,447	111	(21,919)

Non-GAAP	$(31,352)	$(19,546)	$(155,107)	$—	$(14,981)	$1,001	$8,645

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long- Lived Assets	Loss/ (Gain) on Sale of Assets	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(91,077)	$(21,169)	$(161,585)	$(1,603)	$12,303	$(30,437)	$337	$1,266
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(239)	—	541	—	—	—	—	—
Restructuring and realignment costs(2)	—	—	4,582	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	60,940	—	204	—	—	—	—	—
Inventory step-up expense(4)	83	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	5,694		—
Impairment of long lived assets(6)	—	—	—	1,603	—	—	—	—
(Gain)/Loss on sale of assets(7)	—	—	—	—	(12,303)	—	—	—
Share-based compensation(8)	874	2,049	25,505	—	—	—	—	—
Depreciation(9)	176	—	1,347	—	—	—	—	—
Litigation settlements(10)	—	—	1,500	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	—	—	—	—	—	(100)	—
Fees related to refinancing activities (12)	—	—	40	—	—	—	—	—
Drug substance harmonization costs(14)	301	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	254	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	—	(13,865)

Total of non-GAAP adjustments	62,389	2,049	33,719	1,603	(12,303)	5,694	(100)	(13,865)

Non-GAAP	$(28,688)	$(19,120)	$(127,866)	$—	$—	$(24,743)	$237	$(12,599)

Horizon Therapeutics plc	19

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss/(Gain) on Sale of Assets	Interest Expense	Other Expense	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(267,254)	$(74,611)	$(511,720)	$(10,963)	$(69,991)	$(193)	$(58,835)	$37,359
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,114	—	119	—	—	1,380	—	—
Restructuring and realignment costs(2)	—	—	33	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	172,156	—	606	—	—	—	—	—
Inventory step-up expense(4)	90	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	17,069	—	—	—
(Gain)/Loss on sale of assets(7)	—	—	—	10,963	—	—	—	—
Share-based compensation(8)	2,891	6,931	57,244	—	—	—	—	—
Depreciation(9)	475	—	4,099	—	—	—	—	—
Litigation settlements(10)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	9,073	—	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	1,437	—	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	—	—	—	58,835	—
Drug substance harmonization costs(14)	394	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	1,221	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	—	(52,291)
Other non-GAAP income tax adjustments(17)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	178,341	16,004	64,538	10,963	17,069	1,380	58,835	(53,743)

Non-GAAP	$(88,913)	$(58,607)	$(447,182)	$—	$(52,922)	$1,186	$—	$(16,384)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long- Lived Assets	Loss/ (Gain) on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$(292,702)	$(63,079)	$(517,858)	$(35,249)	$12,303	$(91,921)	834	$(4,301)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(171)	(67)	6,417	—	—	—	—	—
Restructuring and realignment costs(2)	—	1,733	13,082	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	181,902	—	606	—	—	—	—	—
Inventory step-up expense(4)	17,212	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	16,880		—
Impairment of long lived assets(6)	—	—	—	35,249	—	—	—	—
(Gain)/Loss on sale of assets(7)	—	—	—	—	(12,303)	—	—	—
Share-based compensation(8)	2,767	6,697	77,517	—	—	—	—	—
Depreciation(9)	529	—	4,098	—	—	—	—	—
Litigation settlements(10)	—	—	5,750	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	90	—	—	—	—	(100)	—
Fees related to refinancing activities (12)	—	—	82	—	—	—	—	—
Drug substance harmonization costs(14)	1,579	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	1,389	87	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	—	12,774
Other non-GAAP income tax adjustments(17)	—	—	—	—	—	—	—	(35,893)

Total of non-GAAP adjustments	205,207	8,540	107,552	35,249	(12,303)	16,880	(100)	(23,119)

Non-GAAP	$(87,495)	$(54,539)	$(410,306)	$—	$—	$(75,041)	$734	$(27,420)

Horizon Therapeutics plc	20

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.	Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures.

2.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

3.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, VIMOVO and RAYOS.

4.	During the nine months ended Sept. 30, 2018, we recognized in cost of goods sold $17.2 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

5.	Represents amortization of debt discount and deferred financing costs associated with our debt.

6.	Impairment of long-lived assets during the nine months ended Sept. 30, 2018, relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America.

7.	During the nine months ended Sept. 30, 2019, we recorded a loss of $11.0 million on the sale of our rights to MIGERGOT.

During the nine months ended Sept. 30, 2018, we completed the IMUKIN sale for cash proceeds of $9.5 million, with a potential additional contingent consideration payment and we recorded a gain of $12.3 million on the sale. The contingent consideration payment of €3.0 million ($3.3 million when converted using a Euro-to-Dollar exchange rate at the date of receipt of 1.0991) was received in September 2019.

8.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors and our employee share purchase plan.

9.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

10.	We recorded $1.0 million and $5.8 million of expense during the nine months ended Sept. 30, 2019 and 2018, respectively, for litigation settlements.

Horizon Therapeutics plc	21

11.

During the nine months ended Sept. 30, 2019, we recorded upfront, progress and milestone payments related to license and collaboration agreements of $9.1 million which was composed of a $3.0 million milestone payment to F. Hoffmann-La Roche Ltd relating to the teprotumumab BLA submission to the FDA during the third quarter of 2019, an upfront cash payment of $2.0 million and a progress payment of $4.0 million in relation to the collaboration agreement with HemoShear.

12.	Represents arrangement and other fees relating to our refinancing activities.

13.

During the nine months ended Sept. 30, 2019, we recorded a loss on debt extinguishment of $58.8 million in the condensed consolidated statements of comprehensive loss, which reflected the early redemption premiums and the write-off of the deferred financing fees and debt discount fees related to the prepayment of $775.0 million of our 2023 Senior Notes and 2024 Senior Notes and the write-off of the deferred financing fees and debt discount fees related to the $400.0 million of term loan repayments.

14.

During the year ended Dec. 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, or FA, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the FA program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

15.	Represents expenses incurred relating to discontinuation of the FA program and a reduction to previous charges recorded.

16.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

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17.

Following Notice 2018-28, issued by the U.S. Treasury Department and the U.S. Internal Revenue Service on April 2, 2018 and in accordance with the measurement period provisions under Staff Accounting Bulletin No. 118, or SAB 118, during the nine months ended Sept. 30, 2018 we reinstated the deferred tax asset previously written off during the year ended Dec. 31, 2017, related to our U.S. interest expense carry forwards under Section 163(j) of the Internal Revenue Code of 1986, as amended, based on the revised U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $35.9 million increase to our benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.

During the nine months ended Sept. 30, 2019 we released a reserve that was originally established and treated as a non-GAAP adjustment related to an uncertain tax position in connection with an acquisition resulting in a non-GAAP tax adjustment of $1.5 million.

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